Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Wilson-Davis & Co, Inc. on Amendment No. 3 to Form S-4/A of our report dated August 29, 2022, with respect to our audits of the financial statements of Wilson-Davis & Co, Inc. as of and for the fiscal years ended June 30, 2022 and 2021.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
August 10, 2023